As filed with the Securities and Exchange Commission on June 22, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

First Advantage Corporation

(Exact name of registrant as specified in its charter)

Delaware	7374	84-3884690
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1 Concourse Parkway NE, Suite 200

Atlanta, Georgia 30328

(888) 314-9761

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bret T. Jardine

Executive Vice President, General Counsel, Corporate Secretary

First Advantage Corporation

1 Concourse Parkway NE, Suite 200

Atlanta, Georgia 30328

(888) 314-9761

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kenneth B. Wallach, Esq.	Alan F. Denenberg, Esq.	John G. Crowley, Esq.
Xiaohui (Hui) Lin, Esq.	Davis Polk & Wardwell LLP	Davis Polk & Wardwell
Simpson Thacher & Bartlett LLP	1600 El Camino Real	450 Lexington Avenue
425 Lexington Avenue	Menlo Park, California 94025	New York, New York 10017
New York, New York 10017	(650) 752-2000	(212) 450-4000
(212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-256622

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(2)
Common Stock, $0.001 par value per share	4,887,500	$15.00	$73,312,500	$7,998.40

(1)

Represents only the additional number of shares of the registrant’s common stock being registered, and includes additional shares of common stock that the underwriters have the option to purchase. Does not include the securities that the registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-256622).

(2)

Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, for the purpose of determining the registration fee. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-1 (File No. 333-256622), which was declared effective by the Securities and Exchange Commission on June 22, 2021.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended, by First Advantage Corporation (the “Registrant”). This Registration Statement incorporates by reference the contents of, including all exhibits to, the Registrant’s Registration Statement on Form S-1 (File No. 333-256622), as amended, which was declared effective by the Commission on June 22, 2021.

EXHIBITS INDEX

Exhibit Number	Description

5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 (File No. 333-256622) filed by the Registrant on June 14, 2021)

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Simpson Thacher & Bartlett LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the Registration Statement on Form S-1 filed by the Registrant on May 28, 2021 (File No. 333-256622) and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on June 22, 2021.

FIRST ADVANTAGE CORPORATION

By:	/s/ Scott Staples
Name: Scott Staples
Title: Chief Executive Officer & Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 22, 2021.

Signature	Title

/s/ Scott Staples	Chief Executive Officer & Director (principal executive officer)
SCOTT STAPLES

/s/ David L. Gamsey	Executive Vice President & Chief Financial Officer (principal financial officer and principal accounting officer)
DAVID L. GAMSEY

*	Director
JOSEPH OSNOSS

*	Director
JOHN RUDELLA

*	Director
BIANCA STOICA

*By:	/s/ Bret T. Jardine
Name: Bret T. Jardine
Title: Attorney-in-Fact